Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U. S. C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each undersigned officer certifies to the best of his knowledge based on a review of the annual report on Form 10-K for the period ended March 31, 2015 of Command Security Corporation (the “Report”):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 26, 2015

By:	/s/ Craig P. Coy

Craig P. Coy
Chief Executive Officer
(Principal Executive Officer)